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EXHIBIT 23.1


               JORGENSEN TELFORD SADOVNICK, PLLC
                  CERTIFIED PUBLIC ACCOUNTANTS

            CONSENT OF INDEPENDENT AUDITORS' REPORT

We consent to the inclusion in the registration statement on Form 10-SB of Austral Pacific Energy Corp. of our report on our examinations of the financial statements of Austral Pacific Energy Corp. for the years ended December 31, 1998 and 1997 and for the period from November 1, 1996 (inception) to December 31, 1998 depicted in said registration statement.

                         /s/ Jorgensen Telford Sadovnick PLLC
                         CERTIFIED PUBLIC ACCOUNTANTS

Seattle, Washington
April 12, 1999




















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